EXHIBIT 32.1

BONANZA OIL & GAS, INC.

Certification of Chief Executive Officer
and Principal Financial Officer

I, William Wiseman, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the annual report on Form 10-K of Bonanza Oil & Gas, Inc. for the period ending December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Bonanza Oil & Gas, Inc.

/s/ William Wiseman
By: William Wiseman
Title:	Chairman and Chief Executive Officer (principal executive officer)

Date: April 15, 2009

I, G. Wade Stubblefield, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the annual report on Form 10-K of Bonanza Oil & Gas, Inc. for the period ending December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Bonanza Oil & Gas, Inc.

/s/ G. Wade Stubblefield
By: G. Wade Stubblefield
Title:	Chief Financial Officer (principal financial officer)

Date: April 15, 2009